Exhibit 99.1

Kaival Brands Amends Agreement with Phillip Morris International for Distribution of ENDS Products

GRANT-VALKARIA, Fla., August 17, 2023 /Globenewswire/ -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) ("Kaival Brands," the "Company" or "we,” “our” or similar terms), the exclusive distributor of all products manufactured by Bidi Vapor, LLC ("Bidi Vapor"), including the BIDI® Stick electronic nicotine delivery system (ENDS), which are intended for adults 21 and over, today announced that its wholly-owned subsidiary, Kaival Brands International, LLC (“KBI”), has amended its agreement with Philip Morris Products S.A. (“PMPSA”), a wholly owned affiliate of Philip Morris International Inc. (“PMI”) (NYSE: PM), for the development and distribution of electronic nicotine delivery system (“ENDS”) products in markets outside of the U.S.

Eric Mosser, Chief Executive Officer of Kaival Brands, stated, "With more than a year of operational history for KBI and given the recent changes to regulations in international markets, it became clear that there were a number of opportunities to improve the terms of the original licensing agreement and reduce the burden of administering it. We are extremely pleased to reach an agreement that shall enable us to achieve our objectives. The revised licensing agreement simplifies the payment structure resulting in cost savings of approximately $2.7 million for the Company over the lifetime of the license agreement. It also enables better predictability and forecasting for KBI and streamlines data reporting. Finally, we anticipate that the acceleration of royalty payments will be a net positive to our financial performance over the duration of the agreement.”

Under the terms of the amended agreement, the parties agreed to revise certain terms, which provide for, among other things, a fixed pricing structure with volume-driven increases and a recapture of non-recurring engineering costs by KBI.

Accordingly, the Company expects a reconciliation payment of approximately $135,000. Furthermore, the Company projects approximately $300,000 in additional royalties to be earned through the end of 2023.

Additional information regarding this amendment will be provided in a Current Report on Form 8-K being filed by Kaival Brands with the Securities and Exchange Commission.

ABOUT KAIVAL BRANDS

Based in Grant-Valkaria, Florida, Kaival Brands is a company focused on incubating innovative and profitable adult-focused products into mature and dominant brands, with a current focus on the distribution of electronic nicotine delivery systems (ENDS) also known as “e-cigarettes”. Our business plan is to seek to diversify into distributing other nicotine and non-nicotine delivery system products (including those related to hemp-derived cannabidiol (known as CBD) products). Kaival Brands and Philip Morris Products S.A. (via sublicense from Kaival Brands) are the exclusive global distributors of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands at https://ir.kaivalbrands.com/overview/default.aspx.

ABOUT KAIVAL LABS

Based in Grant-Valkaria, Florida, Kaival Labs is a 100% wholly-owned subsidiary of Kaival Brands focused on developing new branded and white-label products and services in the vaporizer and inhalation technology sectors. Kaival Labs’ current patent portfolio consists of 12 existing and 46 pending with novel technologies across extrusion dose control, product preservation, tracking and tracing usage, multiple modalities and child safety. The patents and patent applications cover territories including the United States, Australia, Canada, China, the European Patent Organisation, Israel, Japan, Mexico, New Zealand and South Korea. The portfolio also includes a fully-functional proprietary mobile device software application that is used in conjunction with certain patents in the portfolio.

Learn more about Kaival Labs at https://kaivallabs.com.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible, adult-focused marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. Bidi Vapor's premier device, the BIDI® Stick, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state and local guidelines and regulations. At Bidi Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

Nirajkumar Patel, the Company’s Chief Science and Regulatory Officer and director, owns and controls Bidi Vapor. As a result, Bidi Vapor is considered a related party of the Company.

For more information, visit www.bidivapor.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any statements of the Company’s management and partners related to the subject matter hereof includes statements that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which are statements other than historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the anticipated benefits to the Company of the PMI License Amendment, including the Company’s anticipations about potential royalties receivable from PMPSA as described herein) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. The Company and PMPSA’s businesses may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond the control of the parties. Factors that could cause or contribute to such differences include, but are not limited to: (i) future actions by the FDA or its non-U.S. equivalents with respect to the Company’s or PMPSA’s products, (ii) the outcome of FDA’s scientific review of Bidi Vapor’s pending FDA Premarket Tobacco Product Applications, (iii) the results of international marketing and sales efforts by PMPSA, (iv) how quickly domestic and international markets adopt the Company’s products, (v) the scope of future regulatory activity in the ENDS industry, (vi) general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, (vii) circumstances or developments that may make the Company or PMPSA unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives, (viii) significant changes in the Company’s relationship with PMPSA or other distributors or sub-distributors and (ix) other factors detailed by the Company in our public filings with the Securities and Exchange Commission, including the disclosures under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the Securities and Exchange Commission on January 27, 2023 and accessible at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Kaival Brands Investor Relations:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com